Exhibit 4.61

AGREEMENT

FOR THE ADHERENCE BY

INTELSAT CONNECT FINANCE S.A.

as a new Pledgor

in replacement of

INTELSAT (LUXEMBOURG) S.A.

TO THE

LUXEMBOURG SHARES AND BENEFICIARY CERTIFICATES PLEDGE AGREEMENT

DATED 12 JANUARY 2011, AS AMENDED

AND

FOR THE AMENDMENT OF THE PLEDGE AGREEMENT

22 December 2016

This Agreement for the Adherence by Intelsat Connect Finance S.A. (in replacement of Intelsat Luxembourg (as defined below)) to the Luxembourg Shares and Beneficiary Certificates Pledge Agreement dated 12 January 2011 (as amended from time to time) and for the Amendment of the Pledge Agreement, dated 22 December 2016 (the “Agreement”), has been entered by and,

BETWEEN:

(1)	The Existing Pledgors set forth in Schedule 1 (together the “Existing Pledgors”);

(2)	Intelsat Connect Finance S.A., a société anonyme under the laws of Luxembourg having its registered office at 4, rue Albert Borschette, L-1246 Luxembourg and being registered with the RCS under number RCS Luxembourg B210.760 (“Intelsat Connect”);

AND

(3)	Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as Collateral Trustee for the Secured Parties together with its successors and assigns in such capacity (the “Collateral Trustee” or the “Pledgee”) pursuant to that certain Collateral Agency and Intercreditor Agreement dated as of 12 January 2011 among Intelsat (Luxembourg) S.A., Intelsat Jackson Holdings S.A., the other Grantors from time to time party thereto, Bank of America, N.A., each additional First Lien Representative, each Second Lien Representative and the Collateral Trustee (as amended from time to time, the “Intercreditor Agreement”);

IN THE PRESENCE OF:

(4)	The Companies set forth in Schedule 2 (together the “Companies” and each a “Company”);

WHEREAS:

(A)	On 12 January 2011, the Borrower, the Lenders and Bank of America, N.A. as Administrative Agent, and other agent parties party thereto, entered into the Credit Agreement.

(B)

In relation to the Credit Agreement, a Luxembourg law pledge over shares and beneficiary certificates agreement has been entered into on 12 January 2011 by the Collateral Trustee as pledgee, and inter alia Intelsat Luxembourg and Jackson as pledgors, and inter alia Jackson and Intelsat Operations as companies; such agreement was thereafter amended by (i) the Luxembourg law agreement dated 31 July 2012 between the Collateral Trustee as pledgee, and inter alia Jackson, Intelsat Luxembourg, and Intelsat Corporation for inter alia the adherence by Intelsat Luxembourg Investment S.àr.l. and Intelsat Corporation to the Pledge Agreement, (ii) by the Luxembourg law agreement dated 31 January 2013 between the Collateral Trustee as pledgee, and inter alia Jackson, Intelsat Luxembourg and Intelsat Corporation for inter alia the adherence by Intelsat Align S.à r.l. to the Pledge Agreement, (iii) by the Luxembourg law agreement dated 23 March 2016 between the Collateral Trustee as pledgee, and inter alia Intelsat Operations S.A., Jackson, Intelsat Luxembourg, Intelsat Align S.à r.l. and Intelsat Corporation providing for Intelsat Operations to become a pledgor under the Pledge Agreement and (iv) by the Luxembourg law Confirmation and Amendment Agreement to the Pledge Agreement referred to below, (as amended from time to time, the “Pledge Agreement”).

(C)	On 24 October 2016, the Existing Pledgors, the Collateral Trustee and the Companies entered into a Confirmation and Amendment Agreement to the Pledge Agreement (as defined below) pursuant to which the parties thereto agreed to inter alia (i) amend the definition of “Secured Obligations” in the Pledge Agreement so that it covers “the Credit Facility Obligations and, without duplication, the guarantees by the Issuer and the Guarantors of all Notes Obligations (as defined in the 2024 Indenture) in relation to the 2024 Notes and the guarantees by the Issuer and the Guarantors of all Notes Obligations (as defined in the 2022 Indenture) in relation to the 2022 Notes, any obligations of the Issuer and the Guarantors under any additional notes issued under the 2024 Indenture and the 2022 Indenture, and any other Secured Obligations as defined in the Pledge Agreement to the extent not included in the foregoing” and (ii) confirm that the Pledged Assets (as defined in the Pledge Agreement) pledged pursuant to the relevant Pledge Agreement are and continue to be subject to the relevant Pledge (as defined in the Pledge Agreement), such Pledge securing the Secured Obligations.

(D)	Intelsat Luxembourg intends to contribute all the 200,000 shares it holds in Jackson (as defined below) (the “Jackson Shares”) to Intelsat Connect, a newly formed direct wholly-owned subsidiary of Intelsat Luxembourg pursuant to a contribution to reserves agreement dated 22 December 2016 entered into by and between Intelsat Luxembourg as contributor, Intelsat Connect as recipient and Jackson as company (the “Jackson Shares Contribution”).

(E)	In compliance with Section 15.11. of the Credit Agreement the Jackson Share Contribution will only take effect after Intelsat Connect has become a party (as “Pledgor”) to the Pledge Agreement.

(F)	Therefore, (i) Intelsat Connect wishes to adhere and become a party to the Pledge Agreement as Pledgor in replacement of Intelsat Luxembourg and to confirm that the Jackson Shares and Related Assets (as defined in the Pledge Agreement) pledged pursuant to the Pledge Agreement shall further to the Jackson Shares Contribution be and continue to be subject to the relevant Pledge, such Pledge securing, the Secured Obligations and (ii) Intelsat Luxembourg shall upon the effectiveness of the Jackson Shares Contribution and the transfer of the Jackson Shares to Intelsat Connect cease to be a party to the Pledge Agreement. The Pledge Agreement shall be amended in consequence as set forth herein.

NOW THEREFORE IT IS AGREED as follows:

Clause 1.    DEFINITIONS AND INTERPRETATION

1.1.	Capitalized terms used herein as defined terms shall have the meaning given thereto in the Pledge Agreement and/or the Credit Agreement, unless otherwise defined in the present Agreement, and:

Confirmation and Amendment Agreement to the Pledge Agreement	Means the Luxembourg law confirmation and amendment agreement to the Pledge Agreement dated 24 October 2016 entered into by and between the Collateral Trustee as pledgee, Intelsat Luxembourg, Jackson, Intelsat Operations S.A. and Intelsat Corporation as pledgors as well as Jackson, Intelsat Operations S.A. and Intelsat Align S.à r.l. as companies;

Intelsat Luxembourg	Means Intelsat (Luxembourg) S.A., a société anonyme under the laws of Luxembourg having its registered office at 4, rue Albert Borschette, L-1246 Luxembourg, and being registered with the RCS under number RCS Luxembourg B149.942;

Jackson or the Borrower	Means Intelsat Jackson Holdings S.A., a société anonyme under the laws of Luxembourg having its registered office at 4, rue Albert Borschette, L-1246 Luxembourg, and being registered with the RCS under number RCS Luxembourg B149.959;

RCS	Means the Registre de Commerce et des Sociétés of Luxembourg.

1.2.	The recitals and Schedules to this Agreement form an integral part hereof.

1.3.	The Pledgee shall not be responsible for the sufficiency of any terms used herein or any of the reorganization transactions as set out in the recitals of this Agreement and is entering into this Agreement at the instruction of the Administrative Agent (other than in connection with Clause 3 hereof, with respect to which the Collateral Trustee is being instructed by the Borrower and Intelsat Luxembourg) pursuant to the Intercreditor Agreement.

Clause 2.    ADHERENCE, CONFIRMATION OF PLEDGE

2.1.	Intelsat Connect hereby becomes a party to the Pledge Agreement as “Pledgor” (as defined in the Pledge Agreement).

2.2.	Intelsat Connect confirms that, on the effectiveness of the Jackson Shares Contribution and the transfer of the Jackson Shares (encumbered by the Pledge thereon) by Intelsat Luxembourg to Intelsat Connect, the Jackson Shares and Related Assets pledged pursuant to the Pledge Agreement are and continue to be subject to the relevant Pledge (with Intelsat Connect replacing Intelsat Luxembourg as Pledgor), such Pledge securing the Secured Obligations (as defined in the Pledge Agreement) pursuant to the terms and conditions of the Pledge Agreement, and the Pledgee acknowledges and accepts such pledge.

2.3.	Jackson hereby acknowledges and confirms the continuation of the existing Pledge over the Jackson Shares and Related Assets (with Intelsat Connect replacing Intelsat Luxembourg as Pledgor) on the effectiveness of the Jackson Share Contribution, and undertakes to make due inscription thereof in its register of shareholders. A copy of the register of shareholders updated upon the effectiveness of the Jackson Shares Contribution shall be delivered by Jackson to the Pledgee.

Clause 3.    RELEASE INTELSAT LUXEMBOURG

The Parties agree that upon the effectiveness of the Jackson Shares Contribution, Intelsat Luxembourg shall cease to a party to the Pledge Agreement and be released from all of its obligations thereunder. At the direction of the Borrower and Intelsat Luxembourg pursuant to the Intercreditor Agreement, the Collateral Trustee expressly agrees and confirms such release with effect on the transfer of the Jackson Shares (encumbered with the Pledge thereon) by Intelsat Luxembourg to Intelsat Connect.

Clause 4.    AMENDMENT PLEDGE AGREEMENT

The parties hereto agree that the Pledge Agreement shall be amended so that (i) the list of Pledgors, is updated and consequentially schedule 1 thereto (as amended) is amended and replaced by Schedule 3 of this Agreement.

Clause 5.    ADDITIONAL PROVISIONS

5.1.	The parties hereto agree that Clauses 1.2 and 15 through 19 of the Pledge Agreement are included by way of reference into the present Agreement.

5.2.	The representations, warranties and undertakings set out in Clause 7 of the Pledge Agreement are deemed to be repeated by the new Pledgor on the date hereof.

Clause 6.     RIGHTS OF THE COLLATERAL TRUSTEE

The rights, protections and indemnities granted to the Collateral Trustee under the Intercreditor Agreement and the Pledge Agreement shall apply to any action taken hereunder or in connection herewith to the same extent as provided for under the Intercreditor Agreement and the Pledge Agreement.

Clause 7.    COUNTERPARTS

This Agreement may be executed in any number of counterparts and by way of facsimile or scanned PDF exchange of executed signature pages, all of which together shall constitute one and the same Agreement.

Schedule 1

The Existing Pledgors

(1)	Intelsat (Luxembourg) S.A., a société anonyme under the laws of Luxembourg having its registered office at 4, rue Albert Borschette, L-1246 Luxembourg, and being registered with the RCS under number RCS Luxembourg B149.942

(2)	Intelsat Jackson Holdings S.A., a société anonyme under the laws of Luxembourg having its registered office at 4, rue Albert Borschette, L-1246 Luxembourg and registered at the RCS under number RCS Luxembourg B149.959;

(3)	Intelsat Operations S.A., a société anonyme under the laws of Luxembourg having its registered office at 4, rue Albert Borschette, L-1246 Luxembourg and being registered at the RCS under number RCS Luxembourg B156.669; and

(4)	Intelsat Corporation, a corporation incorporated under the laws of Delaware having its registered office at 2711 Centerville Road Suite 400, Wilmington, New Castle County 19808, Delaware State, United States of America registered with the Division of Corporations of the State of Delaware under number 2664446.

Schedule 2

The Companies

(1)	Intelsat Jackson Holdings S.A., a société anonyme under the laws of Luxembourg having its registered office at 4, rue Albert Borschette, L-1246 Luxembourg and registered at the RCS under number RCS Luxembourg B149.959;

(2)	Intelsat Operations S.A., a société anonyme under the laws of Luxembourg having its registered office at 4, rue Albert Borschette, L-1246 Luxembourg and registered at the RCS under number RCS Luxembourg B156.669;

(3)	Intelsat Align S.à r.l., a société a responsabilité limitée under the laws of Luxembourg having its registered office at 4, rue Albert Borschette, L-1246 Luxembourg and being registered with the RCS under number RCS Luxembourg B174.892.

Schedule 3

(in replacement of schedule 1 to the Pledge Agreement)

The Pledgors

(1)

Intelsat (Luxembourg) S.A., a société anonyme under the laws of Luxembourg having its registered office at 4, rue Albert Borschette, L-1246 Luxembourg, and being registered with the RCS under number RCS Luxembourg B149.942 but only until the effectiveness of the release of Intelsat Luxembourg from the Pledge Agreement and Intelsat Luxembourg ceasing to be a party to the Pledge Agreement pursuant to clause 3 of the Agreement for the Adherence by Intelsat Connect Finance S.A. (in replacement of Intelsat Luxembourg) to the Luxembourg Shares and Beneficiary Certificates Pledge Agreement dated 12 January 2011 (as amended from time to time) and for the Amendment of the Pledge Agreement, dated 22 December 2016;

(2)	Intelsat Connect Finance S.A., a société anonyme under the laws of Luxembourg having its registered office at 4, rue Albert Borschette, L-1246 Luxembourg and being registered with the RCS under number RCS Luxembourg B210.760;

(3)	Intelsat Jackson Holdings S.A., a société anonyme under the laws of Luxembourg having its registered office at 4, rue Albert Borschette, L-1246 Luxembourg and registered at the RCS under number RCS Luxembourg B149.959;

(4)	Intelsat Operations S.A., a société anonyme under the laws of Luxembourg having its registered office at 4, rue Albert Borschette, L-1246 Luxembourg and being registered at the RCS under number RCS Luxembourg B156.669; and

(5)	Intelsat Corporation, a corporation incorporated under the laws of Delaware having its registered office at 2711 Centerville Road Suite 400, Wilmington, New Castle County 19808, Delaware State, United States of America registered with the Division of Corporations of the State of Delaware under number 2664446.

Signature Page – Agreement for the Adherence by Intelsat Connect Finance S.A. (in replacement of Intelsat Luxembourg) to the Luxembourg Shares and Beneficiary Certificates Pledge Agreement dated 12 January 2011 (as amended from time to time) and for the Amendment of the Pledge Agreement

IN WITNESS THEREOF the parties hereto have executed this Agreement in one or multiple original counterparts, all of which together evidence the same Agreement, on the day and year first written above.

The Pledgors:

Intelsat (Luxembourg) S.A.

By:	/s/ Jacques Kerrest
Name:	Jacques Kerrest
Title:	Director

Intelsat Connect Finance S.A.

By:	/s/ Jacques Kerrest
Name:	Jacques Kerrest
Title:	Director

Intelsat Jackson Holdings S.A.

By:	/s/ Jacques Kerrest
Name:	Jacques Kerrest
Title:	Director

Intelsat Operations S.A.

By:	/s/ Franz Russ
Name:	Franz Russ
Title:	Director

Intelsat Corporation

By:	/s/ Jacques Kerrest
Name:	Jacques Kerrest
Title:	Director

Signature Page – Agreement for the Adherence by Intelsat Connect Finance S.A. (in replacement of Intelsat Luxembourg) to the Luxembourg Shares and Beneficiary Certificates Pledge Agreement dated 12 January 2011 (as amended from time to time) and for the Amendment of the Pledge Agreement

IN WITNESS THEREOF the parties hereto have executed this Agreement in one or multiple original counterparts, all of which together evidence the same Agreement, on the day and year first written above.

The Pledgee:

Wilmington Trust, National Association, as Collateral Trustee

By:	/s/ Joshua G. James
Name:	Joshua G. James
Title:	Vice President

Signature Page – Agreement for the Adherence by Intelsat Connect Finance S.A. (in replacement of Intelsat Luxembourg) to the Luxembourg Shares and Beneficiary Certificates Pledge Agreement dated 12 January 2011 (as amended from time to time) and for the Amendment of the Pledge Agreement

IN WITNESS THEREOF the parties hereto have executed this Agreement in one or multiple original counterparts, all of which together evidence the same Agreement, on the day and year first written above.

The Companies:

Intelsat Jackson Holdings S.A.

By:	/s/ Mirjana Hervy
Name:	Mirjana Hervy
Title:	Director

Intelsat Operations S.A.

By:	/s/ Mirjana Hervy
Name:	Mirjana Hervy
Title:	Director

Intelsat Align S.à r.l.

By:	/s/ Mirjana Hervy
Name:	Mirjana Hervy
Title:	Manager